Exhibit 99.1

CHINDEX INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2010 AND
SIX MONTHS ENDED SEPTEMBER 30, 2010

Introduction

Chindex International, Inc. (“Chindex”) and Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”), a leading manufacturer and distributor of western and Chinese medicine and devices in China, announced the formation of a joint venture to independently operate certain combined medical device businesses, including Chindex’s Medical Products division.  The formation of the joint venture represents a basis of the strategic alliance between the two companies, which aims to capitalize on the long-term opportunity presented by medical product sectors in China.

The joint venture entity, Chindex Medical Limited (the “Joint Venture”), a Hong Kong entity, will focus on marketing, distributing, selling and servicing medical devices in China, including in Hong Kong, as well as activities in R&D and manufacturing of medical devices for the Chinese and export markets. The Joint Venture is owned 51% by Fosun Pharma and 49% by Chindex.

The Joint Venture owns the Chindex-contributed businesses (principally the Medical Products division) and is entitled to a pending and obligatory final investiture of the Fosun Pharma-contributed businesses. The Fosun Pharma-contributed businesses have been segregated and, until such investiture, will be operated and managed by the Joint Venture under an entrustment arrangement.  Such investiture will be finished once all requisite governmental and other approvals and other closing conditions have been satisfied.

Fosun Pharma has a controlling financial interest in the Joint Venture. Accordingly, Chindex will deconsolidate its Medical Products Division, effective December 31, 2010. The Joint Venture will commence operations on January 1, 2011, and Chindex will then follow the equity method of accounting to recognize its interest in the earnings of the joint venture on an on-going basis.

The following unaudited pro forma condensed consolidated financial statements and accompanying notes present the financial statements of the Company assuming the transaction occurred as of September 30, 2010 with respect to the Unaudited Pro Forma Condensed Consolidated Balance Sheet and as of April 1, 2009 with respect to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended September 30, 2010 and the year ended March 31, 2010.

The adjustments presented in the unaudited pro forma condensed consolidated financial statements are based on currently available information and certain estimates and assumptions.  Therefore, actual results may differ from the pro forma adjustments.  However, management believes that the estimates and assumptions used provide a reasonable basis for presenting the significant effects of the transaction.  Management also believes the pro forma adjustments give appropriate effect to the estimates and assumptions and are applied in conformity with U.S. generally accepted accounting principles.

CHINDEX INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2010

(in thousands of U.S. Dollars)

	Historical Consolidated Chindex	Pro Forma Adjustments: Deconsolidate MPD Division	[a]	Pro Forma Consolidated Chindex
Current Assets:
Cash and cash equivalents	$52,579	$(6,415)		$46,164
Restricted cash	2,859	(1,873)		986
Investments	39,704	-		39,704
Accounts receivable	33,052	(21,711)		11,341
Inventories, net	17,238	(15,912)		1,326
Deferred income taxes	3,118	(199)		2,919
Other current assets	3,614	(1,958)		1,656
Total current assets	152,164	(48,068)		104,096
Restricted cash and sinking funds	980	(698)		282
Investments in marketable securities	2,441	-		2,441
Receivables from affiliates	-	10,283	[b]	10,283
Investment in joint venture	-	-	[c]	-
Property and equipment, net	30,865	(532)		30,333
Noncurrent deferred income taxes	310	-		310
Other assets	2,866	(456)		2,410
	$189,626	$(39,471)		$150,155
Current Liabilities:
Accounts payable	$16,825	$(14,219)		$2,606
Accrued expenses	10,876	(4,773)		6,103
Other current liabilities	4,739	(2,352)		2,387
Deferred revenue	2,664	(2,664)		-
Income taxes payable	2,034	(304)		1,730
Total current liabilities	37,138	(24,312)		12,826
Long-term debt	22,894	-		22,894
Long-term accrued liabilities	126	(126)		-
Long-term deferred revenue	784	(784)		-
Long-term deferred tax liabilities	240	-		240
Total liabilities	61,182	(25,222)		35,960
Preferred stock	-	-		-
Common stock	149	-		149
Common stock, Class B	12	-		12
Additional paid-in capital	114,645	(6,527)		108,118
Accumulated other comprehensive income	4,089	(884)		3,205
Retained earnings	9,549	(6,838)		2,711
Total stockholders’ equity	128,444	(14,249)		114,195
	$189,626	$(39,471)		$150,155

CHINDEX INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended September 30, 2010

(in thousands except share data)

	Historical Consolidated	Pro Forma Adjustments: Deconsolidate MPD Division	[a]	Pro Forma Consolidated
Product Sales	$38,552	$(38,552)		$-
Healthcare Services Revenue	48,110	-		48,110
Total revenue	86,662	(38,552)		48,110
Cost of product sales	26,756	(26,756)		-
Cost of healthcare services	36,952	-		36,952
Selling & marketing	7,868	(7,868)		-
General & administrative	8,360	(5,129)		3,231
	79,936	(39,753)		40,183
Operating income	6,726	1,201		7,927
Interest expense	(420)	5		(415)
Interest income	273	(35)		238
Equity in earnings of joint venture	-	-	[c]	-
Other	3	40		43
Income (loss) before taxes	6,582	1,211		7,793
Tax (expense) benefit	(2,509)	128	[e]	(2,381)
Net income (loss)	$4,073	$1,339		$5,412
EPS - Basic	$0.27			$0.36
Weighted average shares outstanding	15,000,464			15,000,464
EPS - Diluted	$0.26			$0.34
Weighted average shares outstanding	16,399,650			16,399,650

CHINDEX INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended March 31, 2010

(in thousands except share data)

	Historical Consolidated	Pro Forma Adjustments: Deconsolidate MPD Division	[a]	Pro Forma Consolidated
Product Sales	$85,413	$(85,413)		$-
Healthcare Services Revenue	85,778	-		85,778
Total revenue	171,191	(85,413)		85,778
Cost of product sales	62,059	(62,059)		-
Cost of healthcare services	66,467	-		66,467
Selling & marketing	14,361	(14,361)		-
General & administrative	13,892	(9,346)		4,546
	156,779	(85,766)		71,013
Operating income	14,412	353		14,765
Interest expense	(983)	12		(971)
Interest income	1,487	(108)		1,379
Equity in earnings of joint venture	-	-	[c]	-
Other	(616)	(357)		(973)
Income (loss) before taxes	14,300	(100)		14,200
Tax (expense) benefit	(6,096)	1,199	[e]	(4,897)
Net income (loss)	$8,204	$1,099		$9,303
EPS - Basic	$0.56			$0.64
Weighted average shares outstanding	14,579,759			14,579,759
EPS - Diluted	$0.52			$0.59
Weighted average shares outstanding	16,132,339			16,132,339

CHINDEX INTERNATIONAL, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The historical amounts as of and for the six months ended September 30, 2010 and for the year ended  March 31, 2010 are derived from and should be read in conjunction with the Company’s Form 10-K for the year ended March 31, 2010, filed on June 14, 2010, and Form 10-Q for the six months ended September 30, 2010, which was filed on November 8, 2010.

On December 28, 2010, Chindex International, Inc. (“Chindex”) and Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”), a leading manufacturer and distributor of western and Chinese medicine and devices in China, announced the formation of a joint venture to independently operate certain combined medical device businesses, including Chindex’s Medical Products division (MPD).  The formation of the joint venture represents a basis of the strategic alliance between the two companies, which aims to capitalize on the long-term opportunity presented by medical product sectors in China. The joint venture entity, Chindex Medical Limited (the “Joint Venture”), a Hong Kong entity, will focus on marketing, distributing, selling and servicing medical devices in China, including in Hong Kong, as well as activities in R&D and manufacturing of medical devices for the Chinese and export markets. The Joint Venture is owned 51% by Fosun Pharma and 49% by Chindex.

The Joint Venture owns the Chindex-contributed businesses (principally the Medical Products division) and is entitled to a pending and obligatory final investiture of the Fosun Pharma-contributed businesses. The Fosun Pharma-contributed businesses have been segregated and, until such investiture, will be operated and managed by the Joint Venture under an entrustment arrangement.  Such investiture will be finished once all requisite governmental and other approvals and other closing conditions have been satisfied.

Fosun Pharma has a controlling financial interest in the Joint Venture. Accordingly, Chindex will deconsolidate its Medical Products Division, effective December 31, 2010.  Chindex expects to record a gain or loss upon the deconsolidation of MPD, but the amount has not yet been determined.  The Joint Venture will commence operations on January 1, 2011, and Chindex will then follow the equity method of accounting to recognize its interest in the earnings of the joint venture on an on-going basis.

The steps to form the joint venture include (1) the contribution of the Chindex MPD division to the newly-formed joint venture, (2) the contribution by Fosun Pharma of a secured note to the joint venture, and, upon receipt of certain government approvals expected in the first half of 2011, the contribution of the Fosun Phama medical device companies to the joint venture and the cancellation of the secured note. During the period between closing of the joint venture in December 2010 and final government approval, the joint venture will control and operate the Fosun medical device companies under an entrustment agreement. Accordingly, Chindex has prepared this Form 8-K to reflect only the “disposal” of the Chindex MPD business. Chindex expects to prepare an additional Form 8-K within approximately 71 days to reflect the “acquisition” of the investment in the joint venture.

The pro forma adjustments in the accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet have been prepared as if the closing of the Chindex Medical Limited  Joint Venture was completed on September 30, 2010.  The pro forma adjustments in the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared as if the Closing of the Chindex Medical Limited Joint Venture was completed on April 1, 2009.  The Unaudited Pro Forma Condensed Consolidated Financial Statements do not contend to be indicative of the financial position or results of the Company’s operations as of such dates or for such periods, nor are they necessarily indicative of future results.

2.	Pro Forma Adjustments and Assumptions

The Unaudited Pro Forma Condensed Consolidated Financial Statements give pro forma effect to the following:

(a)	Reflects the deconsolidation of the Chindex Medical Products Division (MPD) upon the formation of the Chindex Medical Limited joint venture.
(b)	Receivables from affiliates represent amounts due to Chindex International, Inc. from the previously wholly-owned MPD entities which have been deconsolidated and contributed to the joint venture.
(c)
The pro forma investment in the Chindex Medical Limited joint venture has not been reflected in this Form 8-K, but is expected to be reflected in a subsequent Form 8-K that will be filed within approximately 71 days and reflect the acquisition of the interest in the joint venture on a pro forma basis.

(d)
The equity in the pro forma earnings of the Chindex Medical Limited joint venture has not been reflected in this form 8-K, but is expected to be reflected in a subsequent Form 8-K that will be filed in approximately 71 days and reflect the pro forma earnings of the interest in the joint venture.

(e)	The effective tax rate for MPD differs significantly from the statutory rates in the U.S. and China due to the effect of losses in entities for which no tax benefit is recognized.